--------------------------------------------------------------------------------
                                     A Partnership of Incorporated Professionals
 DAVIDSON & COMPANY     Chartered Accountants
--------------------------------------------------------------------------------












                          INDEPENDENT AUDITORS' CONSENT






We consent to the use in the Amendment No. 1 to the Registration Statement on Form SB-2 of Timebeat.com Enterprises Inc. of our report dated July 23, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.



                                                      "DAVIDSON & COMPANY"

                                                      /s/ Davidson & Company

Vancouver, Canada                                          Chartered Accountants

January 18, 2002




                          A Member of SC INTERNATIONAL

  1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                 Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172